As filed with the Securities and Exchange Commission on July 14, 1998.
                                                    Registration No. 333-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                         -----------------------
                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         -----------------------

                         SEROLOGICALS CORPORATION
              (Exact name of issuer as specified in its charter)
        Delaware                              58-2142225
(State or other jurisdiction of      (I.R.S. Employer Identification
 incorporation or organization)                   Number)

                      780 Park North Blvd., Suite 110
                         Clarkston, Georgia 30021
            (Address of principal executive offices) (Zip Code)

               ---------------------------------------------
                         SEROLOGICALS CORPORATION
                  SECOND AMENDED AND RESTATED 1994 OMNIBUS
                             INCENTIVE PLAN
                        (Full titles of the Plans)
               ---------------------------------------------

                          Harold J. Tenoso, Ph.D.
                  President and Chief Executive Officer
                         Serologicals Corporation
                      780 Park North Blvd., Suite 110
                         Clarkston, Georgia 30021
                              (404) 296-5595
                    (Name, address and telephone number,
                (including area code, of agent for service)
                                Copies to:
                         David S. Rosenthal, Esq.
                        Shereff, Friedman, Hoffman
                              & Goodman, LLP
                             919 Third Avenue
                         New York, New York  10022
                              (212) 758-9500

                      CALCULATION OF REGISTRATION FEE

========================================================================
 Title of   |            |   Proposed     | Proposed     |   Amount
Securities  |   Amount   |    Maximum     |  Maximum     |     of
  to be     |   to be    | Offering Price | Aggregate    |Registration
Registered  | Registered |  Per Share (2) |Offering Price|   Fee (2)
            |    (1)     |                |    (2)       |
========================================================================
Common Stock|            |                |              |
Par value   | 1,000,000  |     $31.50     | $31,500,000  |   $9,292.50
$0.01 per   |  shares    |                |              |
share       |            |                |              |
========================================================================
(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the average of the high and low sale prices of the Registrant's Common Stock as included on The NASDAQ National Market on July 8, 1998.

(3) The Registration Fee has been calculated pursuant to Rule 457 as follows: 1,000,000 multiplied by .000295 multiplied by $31.50, the average of the high and low sale prices of the Registrant's Common Stock as included on The NASDAQ National Market on July 8, 1998.


                                  PART II

                           INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

Explanatory Note

     This Registration Statement on Form S-8, filed in connection with the issuance of additional shares of Common Stock of Serologicals Corporation, a Delaware corporation (the "Registrant"), under the Serologicals Corporation Second Amended and Restated 1994 Omnibus Incentive Plan, constitutes a new registration statement. The contents of the Registration Statements on Form S-8, File No. 33-97640 (filed October 2, 1995) and File No. 33-03771 (filed May 15, 1996) are incorporated herein by reference.

Item 8.  Exhibits

     The following exhibits are filed as part of this registration statement:

     4.1 Serologicals Corporation Second Amended and Restated 1994 Omnibus Incentive Plan, as amended.

     5.1  Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
          Exhibit 5.1).

     24.1 Power of Attorney (included in signature page to this registration statement).

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarkston, State of Georgia, on this 14th day of July, 1998.

                               SEROLOGICALS CORPORATION


By: Harold J. Tenoso, Ph.D.
                                   Harold J. Tenoso, Ph.D.
                                   President, Chief Executive Officer and
                                   Director

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Harold J. Tenoso, Ph.D. and Russell H. Plumb, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                  Title                                  Date

/s/ Harold J. Tenoso, Ph.D.     President, Chief Executive    July 13, 1998
Harold J. Tenoso, Ph.D.         Officer and Director (Principal
                                Executive Officer)

/s/ Samuel A. Penninger, Jr.    Chairman of the Board of      July 13, 1998
Samuel A. Penninger, Jr.        Directors

_______________________         Director                      July 13, 1998
James L. Currie

/s/ Wade Fetzer III             Director                      July 13, 1998
Wade Fetzer III

/s/ Desmond H. O'Connell, Jr.   Director                      July 13, 1998
Desmond H. O'Connell, Jr.

/s/ George M. Shaw, M.D., Ph.D. Director                      July 13, 1998
George M. Shaw, M.D., Ph.D.

/s/ Lawrence E. Tilton          Director                      July 13, 1998
Lawrence E. Tilton

_______________________         Director                      July 13, 1998
Matthew C. Weisman

/s/ Russell H. Plumb            Vice President, Finance and   July 13, 1998
Russell H. Plumb                Administration and Chief
                                Financial Officer (Principal
                                Financial and Accounting Officer)



                         SEROLOGICALS CORPORATION

                                 FORM S-8
                          REGISTRATION STATEMENT


                               EXHIBIT INDEX


Exhibit

4.1 Serologicals Corporation Second Amended and Restated 1994 Omnibus Incentive Plan, as amended.

5.1   Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1  Consent of Arthur Andersen LLP.

23.2 Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included in signature page to this registration statement).



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